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                                                                    EXHIBIT 24.2

                                                         UnionBanCal Corporation

February 23, 2000

    WHEREAS officers of UnionBanCal Corporation (the "Corporation") have made presentations to the Audit and Examining Committee and the Board of Directors regarding the Corporation's financial results for the year ended December 31, 1999; and

    WHEREAS the Audit and Examining Committee has had adequate opportunity to review and comment on such results;

    RESOLVED that the proper officers of the Corporation be, and they hereby are, authorized and empowered on behalf of the Corporation to prepare, execute, deliver and file the Corporation's Annual Report on Form 10-K for the year ended December 31, 1999 (the "Form 10-K"), based upon the information presented to and considered at the meetings held on February 23, 2000, in such form and with such content and attachment of exhibits as the signing officers shall approve, their approval to be conclusively evidenced by their signature thereof;

    FURTHER RESOLVED that the proper officers of the Corporation be, and they hereby are, authorized and empowered on behalf of the Corporation to execute the Form 10-K and file it with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, and with such other governmental agencies or instrumentalities as such officers deem necessary or desirable, and to prepare, execute, deliver and file any amendment or amendments to the Form 10-K, as they may deem necessary or appropriate;

    FURTHER RESOLVED that David I. Matson, David A. Anderson and John H. McGuckin, Jr., be, and each of them with full power to act without the other hereby is, authorized and empowered to prepare, execute, deliver and file the Form 10-K and any amendment or amendments thereto on behalf of and as attorneys for the Corporation and on behalf of and as attorneys for any of the following: the chief executive officer, the chief financial officer, the principal accounting officer, and any other chief officer of the Corporation;

    FUTHER RESOLVED that, for the purposes of these resolutions, the "proper officers" of the Corporation are the President and Chief Executive Officer, the Deputy Chairman, the Vice Chairmen and the Executive Vice President and Chief Financial Officer and such other officers of the Corporation as they shall designate in writing, and that each of these officers is authorized, empowered and directed, in the name and on behalf of the Corporation to execute and deliver or cause to be executed and delivered any and all agreements, amendments, certificates, applications, notices, letters, or other documents and to do or cause to be done any and all such other acts and things as, in the opinion of any such officer, may be necessary, appropriate or desirable in order to enable the Corporation fully and promptly to carry out the intent of the foregoing resolutions, and any such action taken by such officers shall be conclusive evidence of their authority.

    I certify that the foregoing resolution was adopted by the Board of Directors of UnionBanCal Corporation at the Regular Meeting of said Board held on February 23, 2000.

    I further certify that the foregoing resolution now stands on the records of the books of the Corporation and has not been modified, repealed or set aside in any manner whatsoever and is now in full force and effect.

Dated: February 23, 2000.

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                                                                       /s/ JEAN C. NOMURA
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                                                              Jean C. Nomura, CORPORATE SECRETARY
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